UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2007

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

        On August 15, 2007, Elizabeth Arden, Inc. (the "Company") entered into the Sixth Amendment to its Second Amended & Restated Credit Agreement (the "Credit Facility"), among the Company, as borrower, JPMorgan Chase Bank, as administrative agent and lender, Bank of America, as collateral agent and lender, and the banks named therein, which, among other things, (i) provides temporary additional borrowing availability for the Company of $25 million from August 15, 2007 until October 31, 2007, provided that the Company may terminate the feature at any time after October 1, 2007; (ii) sets the size of the Credit Facility at $300 million until October 31, 2007; at $275 million until November 15, 2007; and at $250 million after November 15, 2007, subject to the Company's right to adjust the limits upon satisfaction of certain conditions as specified in the Credit Facility; (iii) sets the inventory component of the borrowing base at 85% of the appraised net liquidation value of the Company's inventory, as determined pursuant to the terms of the Credit Facility; and (iv) extends the maturity date of the Credit Facility to December 31, 2012. The Company intends to file the Credit Facility as an exhibit to its Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

        On August 16, 2007, the Company issued a press release (i) to announce its financial results for the fourth quarter and fiscal year ended June 30, 2007, and (ii) to provide net sales and earnings per diluted share guidance for the first half of and the full fiscal year ending June 30, 2008.

        A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1	Press release of Elizabeth Arden, Inc., dated August 16, 2007.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 16, 2007	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer